Exhibit 10.17

Lockup Release Agreement

THIS AGREEMENT (this “Agreement”) is made and entered into as of November 11, 2024 by and among:

House of Lithium Ltd. (“House of Lithium”)

and

Damon Motors Inc. (“Damon”)

and

Grafiti Holding Inc. (“Grafiti”)

House of Lithium, Damon and Grafiti are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS:

A.	Damon Motors Inc. is a party to a business combination agreement dated October 23, 2023 (as amended on June 18, 2024 and September 26, 2024, and as may be further amended, restated, supplemented or otherwise modified from time to time) (the “Business Combination Agreement”), whereby the securities of Damon (the “Damon Securities”) will be exchanged for common shares of Grafiti (the “Resulting Issuer Shares”) in accordance with the Plan (as defined below).

B.	House of Lithium is the holder of Damon Securities which, upon the closing of the business combination contemplated in the Business Combination Agreement and pursuant to the terms of the plan of arrangement contemplated thereunder (the “Plan”), will be exchanged for Resulting Issuer Shares (the “HOL Resulting Issuer Shares”) in consideration for the Damon Securities held by House of Lithium.

C.	Under the terms of the Plan, the Resulting Issuer Shares will be subject to a lockup restriction (the “Lockup”) whereby:

i.	Subject to the prior approval of Grafiti, forty percent (40%) of the Resulting Issuer Shares shall not be transferred prior to the ninetieth (90th) day following the closing date under the Business Combination Agreement (the “Closing Date”); and

ii.	Subject to the prior approval of Grafiti, an additional forty percent (40%) of the Resulting Issuer Shares shall not be transferred prior to the one-hundred and eightieth (180th) day following the Closing Date, subject to the provisions of the Plan.

D.	Braebeacon Holdings Inc. (“Braebeacon”) is a senior secured creditor of House of Lithium, and the Damon Securities are subject to a security interest in favour of Braebeacon in respect of various credit facilities advanced by Braebeacon to House of Lithium.

E.	Braebeacon is expected to enter into a note purchase agreement prior to the Closing Date, pursuant to which Grafiti will agree to sell, and Braebeacon will agree to purchase, a secured promissory note in an initial principal amount of $8,385,000 for a purchase price in cash of $6,500,000, subject to and in accordance with the terms and conditions of such promissory note (the “Facility”).

F.	As part of the consideration for the Facility, Braebeacon has requested that the HOL Resulting Issuer Shares be released from the Lockup immediately following the Closing Date.

NOW THEREFORE this Agreement witnesses that in consideration of the mutual covenants hereafter contained, the parties hereto covenant and agree with each other effective the day first written above, as follows:

1.	Subject to Section 3 below, Grafiti and Damon hereby agree to remove all contractual restrictions associated with the Lockup applicable to House of Lithium in respect of the HOL Resulting Issuer Shares immediately following the Closing Date.

2.	Subject to Section 3 below, in the event the Damon Securities are transferred from House of Lithium to one or more other persons prior to the Closing Date, Grafiti and Damon shall remove all contractual restrictions associated with the Lockup in respect the HOL Resulting Issuer Shares receivable by such transferee(s) from House of Lithium.

3.	Notwithstanding anything else in this Agreement, if a definitive agreement in respect of the Facility has not been entered into prior to the Closing Date, the HOL Resulting Issuer Shares shall remain subject to the Lockup.

4.	Damon acknowledges that, by operation of the Second Amendment to the Business Combination Agreement and this Agreement, and provided that a definitive agreement for the Facility is entered into prior to the Closing Date:

i.	sixty percent (60%) of the Resulting Issuer Shares to be held by the Spinco Insiders (as defined in the Business Combination Agreement), being 609,230 Resulting Issuer Shares will be released from their respective lockup restrictions immediately following the Closing Date; and

ii.	forty percent (40%) of the Resulting Issuer Shares held by Spinco Insiders (as defined in the Business Combination Agreement), being 406,153 Resulting Issuer Shares will be released from their respective lockup restrictions, upon the earlier of: (a) thirty (30) days following the Closing Date, and (b) the date that Grafiti completes an equity financing of no less than $13,000,000.

5.	This Agreement may be executed in one or more counterparts by the Parties hereto and may be delivered via facsimile or other functionally equivalent means of electronic communication. Each such executed counterpart shall be deemed to be an original and all such counterparts together shall constitute one agreement.

6.	This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

7.	This Agreement shall be governed by, construed and enforced in accordance with the Laws of the Province of British Columbia and the federal Laws applicable therein, without regard to any choice of law or conflict of laws principles thereof that would cause the application of the Law of any jurisdiction other than the Province of British Columbia. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

GRAFITI HOLDING INC.

By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	CEO

Name:
Title:

HOUSE OF LITHIUM LTD.

By:	/s/ Paul Kania
	Name:	Paul Kania
	Title:	CFO

Name:
Title:

DAMON MOTORS INC.

By:	/s/ Jay Giraud
	Name:	Jay Giraud
	Title:	CEO
By:
Name:
Title:

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